Exhibit 99.1

TELA Bio Reports First Quarter 2024 Financial Results

MALVERN, PA, May 9, 2024 -- TELA Bio, Inc. ("TELA Bio"), a commercial-stage medical technology company focused on providing innovative soft-tissue reconstruction solutions today reported financial results for the first quarter ended March 31, 2024.

Recent Highlights

•	Reported revenue of $16.6 million in the first quarter, representing growth of 39% over the prior year period of 2023;
•	Delivered the 13th consecutive quarter of at least 35% year-over-year growth;
•	Increased demand for OviTex® and OviTex PRS Reinforced Tissue Matrix products during the first quarter, resulting in a year-over-year revenue increase for each product of approximately 31% and 54%, respectively;
•	Appointed Howard N. Langstein, MD, FACS, as Vice President of Medical Affairs and Surgeon Strategy;
•	Commenced full U.S. commercial launch of Robotic-Compatible OviTex IHR (Inguinal Hernia Repair) Reinforced Tissue Matrix, specifically for use in laparoscopic and robotic-assisted inguinal hernia repairs; and
•	Increased full year 2024 revenue guidance to $74.5 million to $76.5 million, representing 27% to 31% year-over-year growth.

“We’ve begun 2024 with strong momentum led by a maturing sales force, strategic product portfolio launches, and sustained market share growth across our OviTex portfolio,” said Antony Koblish, co-founder, President, and Chief Executive Officer of TELA Bio. “TELA Bio is focused on optimizing this growth phase, driving our sales force towards a more balanced selling approach across the Hernia and PRS franchises, generating increasing operating leverage over time, and continuing to deliver value to surgeons and patients. Q1 was a strong quarter and we believe the rest of 2024 will continue to showcase the progress TELA is delivering on key strategic priorities.”

First Quarter 2024 Financial Results

Revenue was $16.6 million in the first quarter of 2024, an increase of 39% compared to the same period in 2023. The increase was due to an increase in unit sales of our products and the continued expansion of the commercial organization, which resulted in increased penetration of existing customer accounts, the addition of new customers, and growing international sales.

Gross profit was $11.3 million in the first quarter of 2024, or 68% of revenue, compared to $7.9 million, or 66% of revenue, in the same period in 2023. The increase in gross margin was primarily due to a lower charge for excess and obsolete inventory as a percentage of revenue due to improvements in inventory management.

Operating expenses were $23.7 million in the first quarter of 2024, compared to $19.2 million in the same period in 2023. The increase was due to higher compensation costs and employee-related expenses from additional headcount as we continue to expand our organization, as well as increased travel, consulting, and higher costs for research and development activities.

Loss from operations was $4.8 million in the first quarter of 2024, compared to a loss from operations of $11.3 million in the same period in 2023. The decrease was driven primarily by the recognition of a one-time gain of $7.6 million from the sale of certain assets related to the NIVIS Fibrillar Collagen Pack Device (“NIVIS”) to MiMedx in March 2024, subject to adjustment in future periods as we reassess our estimate of variable consideration from the transaction.

Net loss was $5.7 million in the first quarter of 2024, compared to a net loss of $12.0 million in the same period in 2023.

Conference Call

TELA Bio will host a conference call at 4:30 p.m. Eastern Time on Thursday, May 9, 2024 to discuss its first quarter 2024 financial results. Investors interested in listening to the conference call should register online. Participants are required to register a day in advance or at minimum 15 minutes before the start of the call. A live webcast and replay can be accessed via the Events & Presentations page of the investor section of TELA's website.

About TELA Bio, Inc.

TELA Bio, Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on providing innovative technologies that optimize clinical outcomes by prioritizing the preservation and restoration of the patient's own anatomy. The Company is committed to providing surgeons with advanced, economically effective soft-tissue reconstruction solutions that leverage the patient's natural healing response while minimizing long-term exposure to permanent synthetic materials. For more information, visit www.telabio.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA Bio's management. Such forward-looking statements include statements relating to our expected revenue and revenue growth for the full year 2024. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business from macroeconomic conditions, including any lingering effects of the COVID-19 pandemic and other public health crises, recessionary concerns, banking instability, increasing market interest rates, and inflationary pressures, potentially impacting our ability to market our products, demand for our products due to the deferral of elective procedures, the labor and staffing environment in the healthcare industry, disruption in our supply chain, or pricing pressures concerning our products or the procedures using our products; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; that data from earlier studies related to our products and interim data from ongoing studies may not be replicated in later studies or indicative of future data; that data obtained from clinical studies using our product may not be indicative of outcomes in other surgical settings; our ability to enhance our product offerings; development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; product defects or failures; and total estimated consideration related to the NIVIS transaction. These risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA Bio assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact
Louisa Smith

ir@telabio.com

TELA Bio, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$37,143	$46,729
Accounts receivable, net of allowances of $303 and $416	9,955	9,737
Inventory	13,602	13,162
Prepaid expenses and other assets	1,918	2,098
Total current assets	62,618	71,726
Property and equipment, net	2,325	1,984
Intangible assets, net	2,024	2,119
Right-of-use assets	1,904	1,954
Other long-term assets	2,701	—
Restricted cash	265	265
Total assets	$71,837	$78,048

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,357	$1,667
Accrued expenses and other current liabilities	11,822	15,300
Total current liabilities	15,179	16,967
Long-term debt	40,665	40,515
Other long-term liabilities	1,609	1,685
Total liabilities	57,453	59,167

Stockholders’ equity:
Preferred stock; $0.001 par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value: 200,000,000 shares authorized; 24,653,939 and 24,494,675 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	25	24
Additional paid-in capital	340,812	339,655
Accumulated other comprehensive income	97	91
Accumulated deficit	(326,550)	(320,889)
Total stockholders’ equity	14,384	18,881
Total liabilities and stockholders’ equity	$71,837	$78,048

TELA Bio, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2024	2023
Revenue	$16,603	$11,909
Cost of revenue (excluding amortization of intangible assets)	5,172	3,916
Amortization of intangible assets	95	95
Gross profit	11,336	7,898
Operating expenses:
Sales and marketing	17,520	13,466
General and administrative	3,829	3,634
Research and development	2,393	2,052
Total operating expenses	23,742	19,152
Other operating income:
Gain on sale of product line	(7,580)	—
Loss from operations	(4,826)	(11,254)
Other expense:
Interest expense	(1,332)	(1,246)
Other income	497	473
Total other expense	(835)	(773)
Net loss	$(5,661)	$(12,027)
Net loss per common share, basic and diluted	$(0.23)	$(0.63)
Weighted average common shares outstanding, basic and diluted	24,579,386	19,185,621
Comprehensive loss:
Net loss	$(5,661)	$(12,027)
Foreign currency translation adjustment	6	(30)
Comprehensive loss	$(5,655)	$(12,057)